                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              FAY'S INCORPORATED
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                          Notice of
                                          Annual Meeting
                                          of Shareholders
                                          To Be Held
                                          On May 24, 1996
                                          -------------------------------------
                                          Proxy Statement



                                          [LOGO OF FAY'S(R)]

FAY'S INCORPORATED
7245 HENRY CLAY BOULEVARD
LIVERPOOL, NEW YORK 13088

- -------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1996

- -------------------------------------------------------------------------------

To the Shareholders of FAY'S INCORPORATED:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Fay's Incorporated, a New York corporation (the "Company"), will be held at the Syracuse Marriott, 6302 Carrier Parkway, Thruway Exit 35, East Syracuse, New York at 10:00 a.m., Friday, May 24, 1996, for the following purposes:

  1. To elect three Class II directors for a term of three years.

  2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 1997.

  3. To act upon three shareholder proposals described in the attached Proxy Statement, if presented by their proponents.

  4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Only holders of record of the Company's Common Shares as of the close of business on April 5, 1996 are entitled to notice of and to vote at the Annual Meeting.

A Proxy Statement and form of proxy are furnished herewith.

Please sign and date the enclosed proxy and return it in the enclosed self-addressed, postage-paid envelope. Prompt response by shareholders will reduce the time and expense of solicitation. The proxy is revocable at any time before it is voted by delivery of a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

                                          By Order of the Board of Directors

                                          WARREN D. WOLFSON
                                          Senior Vice President and Secretary

Liverpool, New York
April 26, 1996

FAY'S INCORPORATED/7245 HENRY CLAY BOULEVARD
LIVERPOOL, NEW YORK 13088

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 24, 1996

  This Proxy Statement is furnished to the shareholders of Fay's Incorporated (the "Company") in connection with the solicitation on behalf of the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held at 10:00 a.m. Friday, May 24, 1996 at the Syracuse Marriott, 6302 Carrier Parkway, Thruway Exit 35, East Syracuse, New York and any adjournment or adjournments thereof. The Proxy Statement and form of proxy are being mailed on or about April 26 , 1996 to shareholders of record on April 5, 1996.

  The cost of soliciting proxies in the form enclosed will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, for which they will receive no additional compensation. The Company may reimburse brokers and others for reasonable expenses incurred by them in obtaining voting instructions from beneficial owners of Common Shares held of record by such brokers and other persons.

  Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If proxies which are signed and returned do not specify a vote on any proposal, such proxies will be voted FOR the election of nominees for directors named herein, FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 1997 and AGAINST The three shareholder proposals described in this Proxy Statement. All proxies delivered pursuant to this solicitation are revocable at the option of the person issuing same at any time prior to the voting thereof. To accomplish revocation, written notice or a substitute proxy must be received by the Secretary prior to the date of the Meeting at the Company's executive office, 7245 Henry Clay Boulevard, Liverpool, New York 13088. Proxies may also be revoked by a vote cast in person at the Annual Meeting. Attendance at the Meeting will not, in itself, constitute revocation of the proxy.

  The Annual Report of the Company for the fiscal year ended January 27, 1996 is being sent to shareholders together with this Proxy Statement.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Only holders of record of the Company's $.10 par value common stock ("Common Shares") as of the close of business on April 5, 1996 are entitled to notice of and to vote at the Annual Meeting. On that date there were 20,906,783 Common Shares issued and outstanding, each share entitled to one vote.

  The election of each nominee for director requires a plurality of the votes cast. An affirmative vote of the majority of the votes cast is required for approval of all other matters submitted to the shareholders. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate and will have no effect on the outcome of the vote. A broker non-vote occurs when a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspectors of election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  To the knowledge of the Company, as of March 29, 1996, the following named persons beneficially owned more than 5 percent of the Company's issued and outstanding Common Shares.

                                   AMOUNT AND NATURE
        NAME AND ADDRESS             OF BENEFICIAL     PERCENT
        OF BENEFICIAL OWNER            OWNERSHIP       OF CLASS
        -------------------        -----------------   --------
        Henry A. Panasci, Jr.          5,648,477(a)(c)  27.0%
        7245 Henry Clay Boulevard
        Liverpool, New York 13088
        David H. Panasci               1,506,800(b)      7.2%
        7245 Henry Clay Boulevard
        Liverpool, New York 13088
        Estate of Henry Panasci        1,117,175(c)      5.3%
        3000 Howlett Hill Road
        Camillus, New York 13031

(a) Includes 1,117,175 shares held as co-executor under the Will of Henry Panasci being the same shares shown as beneficially owned by the Estate of Henry Panasci and by David H. Panasci as co-executor under the Will of Henry Panasci. Also includes 1,646,175 shares held as trustee in trust for the benefit of Mr. Panasci's children and sister, 38,000 shares held as trustee in trust for the benefit of an unrelated party and currently exercisable options to purchase 37,625 shares.

(b) Includes 1,117,175 shares held as co-executor under the Will of Henry Panasci being the same shares shown as benefically owned by the Estate of Henry Panasci and by Henry A. Panasci, Jr. as co-executor under the will of Henry Panasci. Also includes currently exercisable options to purchase 51,438 shares and 3,375 shares owned by Mr. Panasci's wife.

(c) Henry A. Panasci, Jr. possesses sole voting and sole investment power with respect to all shares indicated as beneficially owned, except for 1,117,175 shares beneficially owned by the Estate of Henry Panasci over which Mr. Panasci shares voting and investment power with David H. Panasci (an officer and director of the Company and Mr.Panasci's son) and Beth Leventhal (Mr. Panasci's daughter), and 38,000 shares held in trust as trustee for the benefit of an unrelated party over which Mr. Panasci shares voting and investment power.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information concerning Common Shares beneficially owned as of March 29, 1996 by each director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

                                                   AMOUNT AND NATURE
                                                     OF BENEFICIAL   PERCENT
      NAME                                           OWNERSHIP (a)   OF CLASS
      ----                                         ----------------- --------
      Robert H. Altman                                    16,387         .1%
      Robert J. Bennett                                    5,000          *
      Lee H. Flanagan                                      2,500          *
      Tarky Lombardi, Jr.                                 27,637         .1%
      Hyman M. Miller                                    102,681         .5%
      Gale T. Mitchell                                    47,421         .2%
      Gary L. Moreau                                       5,500          *
      David H. Panasci                                 1,506,800        7.2%
      Henry A. Panasci, Jr.                            5,648,477       27.0%
      James F. Poole, Jr.                                158,235         .8%
      Alair A. Townsend                                    2,012          *
      Warren D. Wolfson                                  159,950         .8%
      Directors and executive officers as a group      6,641,102       31.3%

 * Less than .1% of the Common Shares outstanding

(a) The number of Common Shares shown in the table includes currently exercisable options to purchase: 44,623 shares held by Mr. Mitchell; 51,438 shares held by Mr. D. Panasci; 37,625 shares held by Mr. H. Panasci; 148,413 shares held by Mr. Poole; 140,689 shares held by Mr. Wolfson; 9,750 shares held by each of Messrs. Altman, Lombardi and Miller; 4,500 shares held by each of Messrs. Bennett and Moreau and 1,500 shares held by each of Ms. Flanagan and Ms. Townsend.

(b) Includes 3,106 shares held in trust by Mr. Altman's wife for the benefit of their children. Mr. Altman disclaims any beneficial interest in such shares.

(c) Includes 6,171 shares owned by Mr. Lombardi's wife, 753 shares held in trust by Mr. Lombardi for the benefit of his children, and 3,541 shares held as trustee under his father's Will. Mr. Lombardi disclaims any beneficial interest in the shares owned by his wife.

(d) Includes 60,159 shares owned by Mr. Miller's wife. Mr. Miller disclaims any beneficial interest in such shares.

(e) Includes 1,117,175 shares held as co-executor under the Will of Henry Panasci. Also includes 3,375 shares owned by Mr. Panasci's wife. Mr. Panasci disclaims any beneficial interest in the shares owned by his wife.

(f) Includes 1,117,175 shares held as co-executor under the Will of Henry Panasci. Also includes 1,646,175 shares held in trust for the benefit of Mr. Panasci's children and sister, and 38,000 shares held in trust for the benefit of an unrelated party.

(g) Includes currently exercisable options to purchase 518,301 shares and 1,117,175 shares beneficially owned by the Estate of Henry Panasci.

                             ELECTION OF DIRECTORS
                              (PROXY ITEM NO. 1)

  The Certificate of Incorporation of the Company provides for a Board of Directors consisting of not less than 9 nor more than 18 members, the exact number to be determined prior to each Annual Meeting of Shareholders by a majority of the directors then in office. The Certificate of Incorporation also divides directors into three classes consisting of no less than three directors per class, with the number of members comprising each class as equal as possible to the number of members in each other class. The terms of office of each class expire at Annual Meetings of Shareholders in each of the succeeding three years.

  The Board of Directors has fixed the number of directors at 12, three members whose terms expire at the forthcoming Annual Meeting; three members whose terms expire in 1997; four members whose terms expire in 1998; and two vacancies. The vacancies which exist on the Board of Directors allow the Board to fill such vacancies between Annual Meetings of Shareholders. The term of office of any director elected by the Board to fill a vacancy expires on the date of the subsequent Annual Meeting of Shareholders. Proxies cannot be voted for a greater number of persons than the number of nominees named.

  At this Meeting, three Class II directors will be elected to serve until the 1999 Annual Meeting, or until their successors are duly elected and qualified. All nominees are presently members of the Board of Directors and all were last elected as directors by shareholders at the Annual Meeting held on May 28, 1993.

  The persons named in the proxy card as proxies intend to nominate and vote for the election of Robert H. Altman, Gary L. Moreau and David H. Panasci as directors. Unless authority is withheld in the space provided on the enclosed proxy card, the proxy will be voted for such nominees. In the event that one or more of the nominees is unable to serve as a director by reason of any unforeseen circumstance, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. Proxies may not be voted for the election to the Board of Directors of a greater number of persons than the number of nominees named.

                                    POSITIONS WITH COMPANY,
                                    BUSINESS EXPERIENCE, AND           DIRECTOR
 NAME                                 OTHER DIRECTORSHIPS          AGE  SINCE
- -------------------------------------------------------------------------------
               CLASS II--TO BE ELECTED FOR A TERM OF THREE YEARS
                         UNTIL THE 1999 ANNUAL MEETING
 Robert H. Altman (a)(b)(e)    Partner in the law firm of Bryan     51   1984
                               Cave LLP; former partner in the
                               law firm of Holtzmann, Wise &
                               Shepard.
 Gary L. Moreau (a)            Chief Executive Officer of Lionel    41   1992
                               LLC (manufacturer and marketer of
                               toy trains); former President and
                               Chief Operating Officer of Oneida
                               Ltd.; former President of the
                               Oneida Silversmiths Division of
                               Oneida Ltd.
 David H. Panasci (d)          President and Chief Operating        37   1984
                               Officer of the Company; former
                               Executive Vice President of the
                               Company; former President of The
                               Paper Cutter Division of the
                               Company.
              CLASS III--TERM EXPIRES AT THE 1997 ANNUAL MEETING
 Tarky Lombardi, Jr. (b)(c)(e) Of counsel to the law firm of        66   1971
                               Devorsetz, Stinziano, Gilberti,
                               Heintz & Smith; Of counsel to the
                               law firm of Davidoff & Malito
                               LLP; former Treasurer of Syracuse
                               Tank and Manufacturing Co., Inc.;
                               former NewYork State Senator.
 Hyman M. Miller (b)(c)        Private investor; Trustee of         73   1967
                               State of New York Power
                               Authority; retired New York State
                               Assemblyman; founder and former
                               officer of The Miller Agency of
                               New York, Inc.
 Warren D. Wolfson             Senior Vice President, General       47   1987
                               Counsel and Secretary of the
                               Company.
               CLASS I--TERM EXPIRES AT THE 1998 ANNUAL MEETING
 Robert J. Bennett (a)(c)      Chairman of the Board, President     54   1992
                               and Chief Executive Officer of
                               ONBANCorp, Inc., OnBank & Trust
                               Co. and OnBank; Director of
                               ONBANCorp, Inc., OnBank & Trust
                               Co. and OnBank; Director of
                               Farmers & Traders Life Bank of
                               New York. Insurance Co.; Director
                               of The Federal Home Loan Bank of
                               New York.
 Lee H. Flanagan               President of B.G. Sulzle, Inc.       28   1994
                               (manufacturer of surgical
                               needles)
 Henry A. Panasci, Jr. (d)     Chairman of the Board and Chief      67   1966
                               Executive Officer of the Company;
                               Director of Niagara Mohawk Power
                               Corporation.
 Alair A. Townsend (a)(c)      Vice President of Crain              54   1994
                               Communications, Inc.; Publisher
                               of Crain's New York Business;
                               Director of American Stock
                               Exchange, Inc.

(a) Member of the Audit Committee.

(b) Member of the Compensation Committee.

(c) Member of the Nominating Committee.

(d) Henry A. Panasci, Jr. is the father of David H. Panasci, an officer and director of the Company.

(e) See "Compensation Committee Interlocks and Insider Participation" and "Certain Business Relationships" on page 13 of this Proxy Statement.

                       CORPORATE GOVERNANCE INFORMATION

  The Board of Directors of the Company held six regularly scheduled meetings and two special meetings during the fiscal year ended January 27, 1996. The Board of Directors has standing Executive, Audit, Compensation Nominating, Retirement Plan and Stock Option/Stock Purchase Plan Committees. Members of Audit, Compensation and Nominating Committees are identified in the table listing nominees for election of directors and directors whose terms continue.

  The Audit Committee held four meetings during the fiscal year ended January 27, 1996. The Audit Committee reviews the work and procedures of the Company's independent certified public accountants, Deloitte & Touche LLP; the recommendations of such accountants; the action taken or contemplated by Management on such recommendations; and the scope of the audit work performed by Deloitte & Touche LLP. The Audit Committee also reviews the work, policies and procedures of the Company's Internal Audit Department.

  The Compensation Committee held two meetings during the fiscal year ended January 27, 1996. The Compensation Committee is authorized to review and set the compensation (including salary and bonus) of officers of the Company. The Compensation Committee is also empowered to grant stock options to officers of the Company and to set exercise prices and dates of exercisability in respect thereof.

  The Nominating Committee held one meeting during the fiscal year ended January 27, 1996. The Nominating Committee nominates corporate officers and directors and proposes candidates to fill vacancies on the Board of Directors. The Nominating Committee does not have the authority to consider nominations to the Board of Directors made or recommended by shareholders. Such nominations are considered by the full Board of Directors.

  During the fiscal year ended January 27, 1996, no incumbent director attended fewer than 75 percent of the aggregate total number of meetings of the Board of Directors and the number of meetings of the committees of which the director was a member. All committees report the activities and actions taken by them to the Board of Directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following Summary Compensation Table shows, for the fiscal years ended January 29, 1994, January 28, 1995 and January 27, 1996, compensation paid by the Company to the five highest compensated executive officers of the Company in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                      ANNUAL COMPENSATION          COMPENSATION(4)
                                 --------------------------------- ---------------
                                                                     SECURITIES
                                                                     UNDERLYING
       NAME AND           YEAR                                         OPTION          ALL OTHER
  PRINCIPAL POSITION      ENDED  SALARY($) BONUS($)    OTHER($)(3)  AWARDS(#)(4)   COMPENSATION($)(5)
- -----------------------  ------- --------- --------    ----------- --------------- ------------------
Henry A. Panasci, Jr.    1/27/96  389,400        0            0         10,000             471
Chairman of the Board
 and                     1/28/95  370,420   83,835            0         10,000           1,075
Chief Executive Officer  1/29/94  357,578   80,000            0         10,000           1,669
David H. Panasci         1/27/96  262,500        0        2,413         10,000             471
President and Chief      1/28/95  208,270   47,250       42,250         10,000           1,075
Operating Officer(1)     1/29/94  189,344   30,000        2,317         10,000           1,561
Warren D. Wolfson        1/27/96  167,350        0            0        110,000           1,763
Senior Vice President,   1/28/95  158,466   35,865            0         10,000           2,417
General Counsel          1/29/94  152,963   35,000        6,955         10,000           2,834
and Secretary
James F. Poole, Jr.      1/27/96  167,112        0        2,413        110,000             471
Senior Vice President--  1/28/95  133,805   30,285            0         10,000           1.075
Finance and Chief        1/29/94  128,097   25,000            0         10,000           1,094
Financial Officer
Gale T. Mitchell         1/27/96  142,500  191,760(2)     1,954         10,000             471
President-Wheels         1/28/95  118,616   36,360            0         10,000           1,065
Discount Auto Supply     1/29/94  109,406   30,000            0         10,000             956
Division and Sr. Vice
President-Store
Operations(1)

(1) Between July 24, 1992 and March 25, 1993 David H. Panasci served as the Company's Executive Vice President. On March 26, 1993, David H. Panasci was elected President and Chief Operating Officer of the Company. Between July 26, 1991 and November 26, 1995 Gale T. Mitchell served as the President of the Company's Wheels Discount Auto Supply Division. On November 27, 1995, Mr. Mitchell was elected Senior Vice President-Store Operations of the Company.

(2) Includes a bonus of $186,360 paid to Mr. Mitchell as a transaction bonus in connection with the disposition of the Wheels Discount Auto Supply Division.

(3) Amounts reported represent the dollar value of the difference between the price paid for the Company's Common Shares upon exercise of stock options under the Company's 1982 Stock Option Plan and the fair market value of such Common Stock Shares at the date of exercise.

(4) Other than stock options granted under the Company's 1982 Stock Option Plan, during the period covered, the Company did not make any awards or payouts of long-term compensation and does not maintain plans that make awards or payouts of restricted stock, stock appreciation rights or long-term incentive compensation.

(5) For the year ended January 27, 1996, includes (i) Company contributions to the Company's Profit Sharing Plan (Mr. H. Panasci $471; Mr. D. Panasci $471; Mr. Wolfson $471; Mr. Poole $471 and Mr. Mitchell $471) and (ii) the dollar value of split dollar life insurance premiums (Mr. Wolfson $1,292).

STOCK OPTIONS

  The following table contains information concerning the grant of stock options during the fiscal year ended January 27, 1996 under the Company's 1982 Stock Option Plan to the five highest compensated executive officers of the Company.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                                          INDIVIDUAL GRANTS
                       ---------------------------------------------------------
                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                        NUMBER OF                                                  RATES OF STOCK PRICE
                       SECURITIES                                                    APPRECIATION FOR
                       UNDERLYING   PERCENT OF TOTAL OPTIONS EXERCISE                 OPTION TERM (4)
                         OPTIONS    GRANTED TO EMPLOYEES IN   PRICE   EXPIRATION   ---------------------
        NAME           GRANTED (1)        FISCAL YEAR        ($/SH.)     DATE       5% ($)     10% ($)
        ----           -----------  ------------------------ -------- ----------   --------- -----------
Henry A. Panasci, Jr.     10,000              1.5%             6.56    3/23/05(3)     41,255     104,550
David H. Hanasci          10,000              1.5%             6.56    3/23/05(3)     41,255     104,550
Warren D. Wolfson         10,000              1.5%             6.56    3/23/05(3)     41,255     104,550
                         100,000(2)          15.1%             7.25    1/25/06       455,949   1,155,463
James F. Poole, Jr.       10,000              1.5%             6.56    3/23/05(3)     41,255     104,550
                         100,000(2)          15.1%             7.25    1/25/06       455,949   1,155,463
Gale T. Mitchell          10,000              1.5%             6.56    3/23/05(3)     41,255     104,550

(1) During the last fiscal year, the Company did not grant any stock appreciation rights and does not maintain a plan under which stock appreciation rights may be granted. Options granted under the Company's 1982 Stock Option Plan (the "Plan") may be incentive stock options, meeting the requirements of Section 422 of the Internal Revenue code, or non-qualified stock options. The Plan is administered by the Stock Option-Stock Purchase Plan Committee of the Board of Directors. Option grants to officers of the Company are made by the Compensation Committee of the Board of Directors. All other option grants are made by the Stock Option-Stock Purchase Plan Committee. Directors who are not employees of the Company are not eligible to participate in the Plan. The exercise price for Common Shares purchased pursuant to exercise of options granted under the Plan is determined by the Committee granting the option, except that the exercise price of incentive stock options must be at least equal to the fair market value of a Common Share on the date such option is granted. The exercise price may be paid in cash or in Common Shares valued at fair market value on the date of exercise. Each option granted under the Plan may be exercised only on the dates provided for under the terms of the option, but not later than 10 years after the date of grant. Each option is non-transferable during the lifetime of the optionee. In the event of any split-up, combination of shares, stock dividend, merger, consideration or recapitalization, the number of Common Shares available for issuance and the number and option price of Common Shares subject to outstanding options are proportionately adjusted as determined by the Stock Option-Stock Purchase Plan Committee.

(2) Options granted to Messrs. Wolfson and Poole that expire on 1/25/06 relate to transaction bonuses in connection with the disposition of the Wheels Discount Auto Supply Division and are currently exercisable.

(3) The options become exercisable as follows: 20% on July 1, 1995; 20% on January 1, 1996; 20% on July 1, 1996; 20% on January 1, 1997; and 20% on
    July 1, 1997.

(4) Potential realizable value is based on an assumption that the price of the Company's Common Shares appreciate at 5% and 10% annually (compounded) from the date of grant until the end of the 10 year option term. These calculations are based on requirements promulgated by the Securities Exchange Commission and are not intended to forecast possible future appreciation of the stock price.

  The following table contains information with respect to the five highest compensated executive officers of the Company concerning the exercise of options during the fiscal year ended January 27, 1996 and unexercised options held as of the end of the fiscal year.

              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES (1)

                                                                            VALUE OF
                                                                           UNEXERCISED
                                                                             IN-THE-
                                                    NUMBER OF SECURITIES  MONEY OPTIONS
                                                         UNDERLYING        AT FISCAL
                                                   UNEXERCISED OPTIONS AT     YEAR-
                                                   FISCAL YEAR-END(#)(1)    END($)(2)
                                                   ---------------------- -------------
                       SHARES ACQUIRED    VALUE         EXERCISABLE/      EXERCISABLE/
        NAME           ON EXERCISE(#)  REALIZED($)     UNEXERCISABLE      UNEXERCISABLE
        ----           --------------- -----------     -------------      -------------
Henry A. Panasci, Jr.           0             0         37,625/8,000      13,033/5,380
David H. Panasci            1,513         2,413         51,438/8,000      36,950/5,380
Warren D. Wolfson               0             0        140,689/8,000      15,637/5,380
James F. Poole, Jr.         1,513         2,413        148,413/8,000      29,508,5,380
Gale T. Mitchell            1,059         1,954         44,623/8,000      20,185/5,380

(1) During the last fiscal year, the Company did not grant any stock appreciation rights and does not maintain a plan under which stock appreciation rights may be granted.

(2) Value of unexercised options is (i) the fair market value of a Common Share at January 27, 1996 ($7.25 per share) less the exercise price times
    (ii) the number of Common Shares subject to options.

PENSION PLAN

  The Company maintains a defined benefit pension plan which covers substantially all full-time employees who have attained age 21 and have completed one year of service. Annual retirement benefits under the Plan are computed on a career average pay basis. Prior to January 1, 1996, benefits under the Plan were based on the sum of a one-time past-service benefit and annual benefit accruals. Such past-service benefit was calculated by multiplying 1 percent of a participant's 1980 compensation by the number of years the participant has been continuously employed by the Company prior to January 1, 1981, less the participants' initial year of service and any service prior to the participant attaining age 25. Prior to January 1, 1996, annual benefit accruals were calculated by multiplying .75 percent of a participant's annual compensation, up to an amount equal to that year's "integration level," plus 1.25 percent of the participant's annual compensation in excess of the integration level. Prior to January 1, 1996, the integration level was equal to the average of the Social Security wage base over the preceding 35 years.

  Effective January 1, 1996, the Pension Plan was amended to substitute for the past service benefit and previous annual benefit accruals, a past service benefit update equal to .75 percent of a participant's compensation averaged over the five year period from January 1, 1991 to December 31, 1995, multiplied by the years of service prior to January 1, 1996, plus .5 percent of such average compensation in excess of $31,350 times the years of service prior to January 1, 1996. Pursuant to the same amendment, from and after January 1, 1996, annual benefit accruals will be calculated by multiplying .75 percent of a participant's annual compensation up to one half of the Social Security taxable wage base for the current plan year plus 1.25 percent of the participant's annual compensation in excess of one half of such taxable wage base.

  The maximum amount of compensation taken into account under the Plan for the year 1995 was limited by law to $150,000. In accordance with the amendment herein described, the estimated annual benefits payable under the Plan upon retirement at the normal retirement age of 65 for Messrs. H. Panasci, D. Panasci, Wolfson, Poole and Mitchell are $78,193, $66,647, $56,535, $64,358 and $64,123, respectively. Amounts shown are straight life annuity amounts, notwithstanding the availability of joint survivorship payment options.

EMPLOYMENT AGREEMENTS

  Since 1993, the Company has had employment agreements with Messrs. D. Panasci, Wolfson, Poole and Mitchell. On January 29, 1996, the Board of Directors approved entering into an employment agreement with Henry A. Panasci, Jr. Each of the agreements provide that, in the event the employment of the executive officer is terminated by the Company without Cause or by the executive officer for Good Reason (as such terms are defined in the agreements), he will be entitled to severance compensation and the continuation of certain employee welfare benefits. Under the terms of the employment agreements with Messrs. D. Panasci, Wolfson, Poole and Mitchell, in the event such termination occurs prior to a Change in Control (as defined in the agreements), the executive officer is entitled to receive severance compensation in an amount equal to the executive officer's base annual salary at the time of termination of employment, plus an amount equal to the highest bonus paid the executive officer in respect of the three most recent fiscal years. In the event such termination occurs following a Change in Control, the executive officer is entitled to receive severence compensation in an amount equal to two times the executive officer's annual salary at the time of termination of employment, plus an amount equal to two times the highest bonus paid the executive officer in respect of the three most recent fiscal years.

  Under the terms of the employment agreement with Henry A. Panasci, Jr., in the event termination of employment occurs prior to Change in Control, Mr. Panasci is entitled to receive severance compensation in an amount equal to two times his base annual salary at the time of termination of employment plus an amount equal to two times the highest bonus paid Mr. Panasci in respect of the three most recent fiscal years. In the event Mr. Panasci's termination of employment occurs following a Change in Control, Mr. Panasci is entitled to receive severance compensation in an amount equal to three times his annual salary at the time of termination of employment, plus an amount equal to three times the highest bonus paid to Mr. Panasci in respect of the three most recent fiscal years.

  The employment agreements with Messrs. D. Panasci, Wolfson, Poole and Mitchell also provide for the extension of employee welfare benefits for the period of one year in the event the executive officer's termination of employment occurs prior to a Change in Control and for a period of two years in the event such termination occurs following a Change in Control. Mr. H. Panasci's employment agreement provides for the extension of employee welfare benefits for his lifetime and the lifetime of his surviving spouse as well as coverage for extended care services.

  Under the terms of all of the employment agreements, following a Change in Control, in the event employment of the executive officer is terminated by the Company without Cause or by the executive officer for Good Reason, he is entitled to receive, in a lump sum, an amount equal to the aggregate difference between the exercise prices of any options held by the executive officer to purchase shares of the Company's common stock and the Fair Market Value (as defined in the agreements) of such shares. The employment agreements further provide that termination of employment by the executive officer for Good Reason following a Change in Control will become effective no earlier than six months following a Change in Control. The employment agreements also restrict the use of the Company's confidential information and the ability of the executive officer to compete with the Company prior to a Change in Control. The employment agreements also provide that if payments under the agreements are subject to tax under Section 4999 of the Internal Revenue Code (which deals with certain payments contingent on a change in control), the Company will make an additional payment to the effected executive officer in respect of such tax.

                           COMPENSATION OF DIRECTORS

  Directors who are Company employees do not receive any additional compensation for serving as directors. Directors who are not employees of the Company are paid directors' fees of $2,000 per quarter, $750 for each Board of Directors meeting attended and $500 for each committee meeting attended. The presiding chairperson of each committee receives $750 for each committee meeting attended. Pursuant to the Company's 1990 Stock Option Plan for Non-Employee Directors, each director who is not an employee of the Company is automatically granted an option to purchase 1,500 Common Shares on July 1 of each year at an exercise price equal to the fair market value of the Common Shares on the date of grant. Such options become exercisable in full on December 1 of the year in which the option is granted, and expire ten years from the date of grant. During the fiscal year ended January 27, 1996, each non-employee director was automatically granted an option to purchase 1,500 Common Shares at an exercise price of $7.56 per share.

  The Company's Retirement Plan for Non-Employee Directors provides retirement benefits to any director who has not been an employee of the Company at any time during the five year period immediately preceding the date of retirement. Under the Plan, an eligible director who retires from the Board of Directors following attainment of age 65, and who has served as a director for ten or more years, is entitled to receive, during such director's lifetime, an annual retirement benefit equal to the annual retainer paid by the Company to non-employee members of the Board in effect on the date that the director retires from the Board (currently $8,000). Eligible directors who retire from the Board of Directors following attainment of age 60, having served at least five years on the Board, are entitled to receive a reduced retirement benefit until the earlier of (i) the death of the director, or (ii) the number of years such director served on the Board.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Decisions regarding compensation for executive officers of the Company are the responsibility of the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a non-employee director of the Company. The Committee sets annual salaries and bonuses for each executive officer with input from senior management. In addition, pursuant to the Company's 1982 Stock Option Plan, the Committee is empowered to grant stock options to executive officers and to set exercise prices and dates of exercisability in respect thereof. The Committee is also responsible for recommending to the Board of Directors incentive compensation and benefit programs for executive officers that achieve the Company's long-term objectives.

  Set forth below is a report of the Committee addressing the Committee's compensation policies for executive officers and the Committee's bases for the compensation reported during the Company's last fiscal year for the Company's Chief Executive Officer, Henry A. Panasci, Jr.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

 Philosophy

  The Committee's compensation policies for executive officers are designed to provide competitive levels of compensation that are materially linked to the operating performance of the Company while recognizing individual initiative and achievement and providing incentives to encourage maximum short and long-term financial results for the benefit of the Company's shareholders.

 Annual Base Salaries

  When setting annual base salaries for executive officers, the Committee gives recognition to the fact that the Company's ability to attract, retain and motivate qualified individuals depends on the payment of salaries competitive with those paid by comparable companies for similar positions. Accordingly, the Committee retains the Hay Management Group, a compensation consulting firm, for the purpose of evaluating the compensation levels of each of the executive offices and providing the Committee with nationwide, industry and regional compensation surveys for comparably rated positions.

  The Committee has adopted a policy that, in general, grants an annual cost of living increase to the base salary of each executive officer. Increases in base salary in excess of a cost-of-living increase (not associated with adjustments made in connection with competitive pay practices) are also granted following years when both corporate and individual performance have met or exceeded expected results, in order to preserve internal pay equity or in connection with a significant change in an executive officer's responsibilities. The criteria used to measure corporate and individual performance for base salary increases include the growth in after-tax earnings per share; the rate of return on shareholders' equity; targeted versus actual operating profits; targeted versus actual revenue growth; the increase in the market value of the Company's stock; and industry peer group comparisons involving price/earnings ratios, price/book value ratios, and operating profits as a percentage of sales. Personal performance criteria considered by the Committee include each executive officer's: contribution to overall corporate performance; effectiveness in budget management; performance in assigned special projects; managerial ability; the quality of management development programs; and participation in industry, public and civic affairs. The performance criteria are evaluated by the Committee with no fixed or specific mathematical weighting applied to each element of performance.

 Bonuses

  The Committee regards payment of annual bonuses to executive officers as instrumental to the achievement of the Committee's objective of linking executive compensation to corporate and individual performance. The Company's Board of Directors adopted the Fay's Incorporated Key Management Incentive Plan (the "Incentive Plan"), effective as of January 30, 1994. The Incentive Plan bases bonus awards to executive officers on achievement of targeted levels of sales and earnings.The Committee believes that these factors, over time, are the key contributors to the creation of shareholder value.

  Under the terms of the Incentive Plan, the Committee establishes, by March 30 of each fiscal year, targeted levels of sales and earnings for such fiscal year. Targeted sales are established by the Committee taking into account sales from comparable stores only. Targeted earnings are established by the Committee on a pre-tax basis, exclusive of extraordinary items, unusual items, deductions for retirement plan contributions and deductions for bonus compensation. The executive officers named in the Summary Compensation Table can earn a sales bonus amounting to 7.5% of their annual base salary should actual sales equal 100% of targeted sales and an earnings bonus amounting to 17.5% of their annual base salary should actual earnings equal 100% of targeted earnings. However, both sales bonuses and earnings bonuses are reduced in the event either actual sales fall short of targeted sales or actual earnings fall short of targeted earnings. No sales or earnings bonus is paid in the event that either actual sales are less than 95% of targeted sales or actual earnings are less than 90% of targeted earnings. Executive officers can earn additional bonuses up to a maximum of 75% of annual base salary should both actual sales and actual earnings exceed targeted sales and targeted earnings by 10%. In addition to sales and earnings bonuses, the Incentive Plan authorizes the Committee to grant discretionary bonuses to executive officers named in the Summary Compensation Table, not to exceed 5% of the executive officer's annual base salary. The criteria used in the award of discretionary bonuses is the same criteria used when measuring corporate and individual performance for purposes of granting annual base salary increases. The Incentive Plan limits the amount of bonuses payable under the Incentive Plan when aggregated with bonuses payable under any other incentive bonus plans maintained by the Company.

 Stock Options

  Grants of stock options to executive officers under the Company's 1982 Stock Option Plan are designed to promote the identity of the long-term interests between the Company's executives and its shareholders and assist in the retention of executive officers. The Company does not maintain plans under which stock appreciation rights or restricted stock can be awarded.

  It is the policy of the Committee not to grant stock options to executive officers at exercise prices less than the market value of a share of Common Stock on the date of grant. Generally, the stock options are exercisable in 20% increments every six months following the date of grant and expire ten years from the date of grant. The primary consideration of the Committee in determining the number of shares subject to each option grant is corporate performance. The criteria used to measure corporate performance is the same criteria that was used by the Committee when granting annual base salary increases. The Committee intends to continue the Company's policy of granting equal option grants to executive officers based on an overall assessment of corporate performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  On March 28, 1996, the Compensation Committee met to consider the granting of bonuses to officers in respect of the fiscal year ended January 27, 1996, setting annual base salaries of officers effective March 30, 1996 and the granting of stock options to such officers. Pursuant to the terms of the Company's Key Management Incentive Plan, for the year ended January 27, 1996 the Company's actual sales were less than 95% of targeted sales and actual earnings were less than 90% of targeting earnings. Accordingly, no sales or earnings bonus was awarded to Henry A Panasci, Jr. in respect of the year ended January 27, 1996. Furthermore, the Committee decided not to grant discretionary bonuses to Mr. Panasci or any of the executive officers named in the Summary Compensation Table in respect of the year ended January 27, 1996.

  In light of the reduction in administrative positions and the Company's efforts to reduce administrative costs as a percentage of sales, the Committee also decided not to grant Mr. Panasci or any of the executive officers named in the Summary Compensation Table an increase in their annual base salary for the year beginning March 30, 1996. Based on an overall assessment of corporate performance in fiscal 1996, the Committee did not grant any stock options to Mr. Panasci or any of the executive officers named in the Summary Compensation Table in respect of the fiscal year ended January 27, 1996. The stock options that expire on March 23, 2005 reflected on page 7 of this Proxy Statement were granted on March 24, 1995 in respect of the fiscal year ended January 28, 1995.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162 (M)

  The Omnibus Budget and Reconciliation Act of 1993 resulted in the addition of Section 162(m) to the Internal Revenue Code. Beginning in 1994, Section 162(m) limits the federal income tax deduction to $1,000,000 per year for compensation paid to a company's chief executive officer and to its four other most highly compensated executive officers, unless such compensation meets the technical definition of "performance based compensation," as set forth in the Code. The Committee, when considering compensation levels and compensation programs, considers all relevant factors, including tax deductions that may result from such compensation or programs. Compensation paid to the Company's chief executive officer and to each of its four other most highly compensated executive officers has never exceeded $1,000,000 , and in 1996 is not expected to exceed $1,000,000. Accordingly, at this time the Committee has not recommended that any special action be taken or any of the Company's plans or programs be revised to ensure the deductibility of compensation pursuant to the provisions of Section 162(m).

                                          Submitted by the Compensation
                                          Committee of the Board of Directors

                                           Hyman M. Miller, Chairman
                                           Robert H. Altman
                                           Tarky Lombardi, Jr.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED JANUARY 27, 1996


                               [PASTE UP GRAPH]


                             1/91 1/92 1/93 1/94 1/95 1/96
                             ---- ---- ---- ---- ---- ----
       Fay's Incorporated    100  107  100   99   95  107
       Media General Index   100  123  129  154  146  198
       Composite Peer Group  100  126  131  131  164  232

  The graph above assumes a $100 investment on January 31, 1991, and reinvestment of all dividends in the Company's Common Shares, the Media General Index and a composite peer group consisting of the following companies: Arbor Drugs, Inc., Big B, Inc., Drug Emporium, Inc. Eckerd Corp., Genovese Drug Stores, Inc., Longs Drug Stores, Inc., Medicine Shoppe International, Inc., Phar Mor, Inc., Revco D.C., Inc., Rite Aid Corp., Vitalink Pharmacy Services, and Walgreen Company. The Media General Index is comprised of historical financial data of approximately 7,000 companies traded on major stock exchanges throughout the five year period.

                        CERTAIN BUSINESS RELATIONSHIPS

  During the fiscal year ended January 27, 1996, the law firm of which Robert
H. Altman is a member rendered legal services to the Company. During the fiscal year ended January 27, 1996, the law firms for which Tarky Lombardi, Jr. serves of counsel rendered legal services to the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Robert H. Altman, a member of the Compensation Committee of the Board of Directors, served as the Company's General Counsel and Secretary between 1976 and 1980. During the fiscal year ended January 27, 1996, the law firm of which Mr. Altman is a member rendered legal services to the Company. During the fiscal year ended January 27, 1996, the law firms for which Mr. Lombardi serves of counsel rendered legal services to the Company.

                     RATIFICATION OF INDEPENDENT AUDITORS
                              (PROXY ITEM NO. 2)

  The Board of Directors has engaged the firm of Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 1997. Deloitte & Touche LLP has served as independent auditors of the Company for many years, and is considered by Management of the Company to be well-qualified. The Board of Directors requests that the engagement of Deloitte & Touche LLP be ratified by the shareholders.

  The Company has been informed that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be available to respond to appropriate questions from shareholders in attendance and will be able to make a statement to the Meeting if such representative desires.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the Common Shares of the Company voting in person or by proxy is required for approval of this Proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF COMMON SHARES VOTE FOR APPROVAL OF THE FOREGOING PROPOSAL.

  SHAREHOLDER PROPOSAL RECOMMENDING ELIMINATION OF PENSION BENEFITS FOR NON-
                              EMPLOYEE DIRECTORS
                              (PROXY ITEM NO. 3)

  William Steiner of 4 Radcliff Drive, Great Neck, New York 11024, who is the owner 2,163 Common Shares, has notified the Company that he intends to present at the Annual Meeting the following Proposal:

    "RESOLVED, that the shareholders assembled in person and by proxy recommend (i) that all future non-employee directors not be granted pension benefits, and (ii) current non-employee directors voluntarily relinquish their pension benefits."

  This shareholder has submitted the following statement in support of the resolution:

  Aside from the usual reasons, presented in the past, regarding "double dipping" that is, outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

  Traditionally, pensions have been granted in both the private and public sectors for long term service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside directors' service could logically fit the definition of consultants and pensions for this type of service is an abuse of the term.

  But more importantly, outside directors, although retained by corporate management, namely the CEO, are in reality representatives of the shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. As a founding member of the Investors Rights Association of America I feel this practice perpetuates a culture of corporate management "cronyism" that can easily be at odds with shareholder and company interest.

  A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record then their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors? I urge your support, vote for this resolution.

THE COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL

  As outlined on page 10 of this Proxy Statement, compensation paid to non-employee members of the Board of Directors is quite modest. Payment of retirement benefits to non-employee directors recognizes the ever-increasing time commitment, responsibilities, diligence and risks associated with Board service and are a common component of compensation packages for non-employee directors.

  The Company's Retirement Plan for Non-Employee Directors gives capable persons incentive to remain on the Board for a sufficient time to gain more experience and knowledge of the Company's business. Under the Plan, a non-employee director who has served on the Board for at least ten years, at age 65 is entitled to receive an $8,000 per year pension benefit. Said amount is not financially burdensome to the Company, is quite modest compared to other comparable companies and provides an equitable benefit to such directors in return for their extended service. The proponent's assertion that a pension of such magnitude compromises the impartiality of the non-employee directors or entrenches management's control over corporate policies is untrue.

  Futhermore, the Board believes that it would be unfair and not in the best interests of the Company and its shareholders to request voluntary forfeiture by the current non-employee directors of their retirement benefits. Such a forfeiture by a director would be at the director's sole discretion, notwithstanding the vote of the shareholders with respect to the proposal or a request made by the Board. Moreover, it should be noted that non-employee directors are not, as the proponent asserts, "retained by corporate managment, namely the C.E.O." Directors are nominated by the Board and elected by shareholders. Also, directors' retirement benefits are not "management's grants to non-employee directors," but rather were approved by disinterested members of the Board as a uniform means of providing such benefits upon adoption of the Company's Retirement Plan for Non-Employee Directors in 1992.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF COMMON SHARES VOTE AGAINST APPROVAL OF THE FOREGOING PROPOSAL.

          SHAREHOLDER PROPOSAL REQUESTING ELIMINATION OF ELECTION OF
                             DIRECTORS BY CLASSES
                              (PROXY ITEM NO. 4)

  Dr. Charles Miller of 23 Park Circle, Great Neck, New York 11023, who is the owner 900 Common Shares, has notified the Company that he intends to present at the Annual Meeting the following Proposal:

    "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

  This shareholder has submitted the following statement in support of the resolution:

  The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for it's implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and it's stockholders.

  The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

  The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interest of the stockholders.

  I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified board that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change. I urge your support, vote for this resolution.

THE COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL

  On May 18, 1979, the shareholders of the Company voted to approve an amendment to the Company's Certificate of Incorporation to divide the Board of Directors into three classes, with the number of directors in each class being as nearly equal as possible. Pursuant to such amendment, each director is elected to a three-year term, with the directors of one of the three classes standing for election each year.

  The Board of Directors continues to believe that the staggered system of electing directors provides important benefits to the Company and its shareholders. Electing directors to a three year term rather than a one year term is intended to increase the continuity and stability in the composition of the Board of Directors and the policies formulated by the Board. This, in turn, enables management to plan for a reasonable period of time into the future based on the continuity of corporate policy.

  In addition, a classified Board of Directors precludes the immediate removal of all incumbent directors by a person seeking a change in control of the Company. Thus, the classified Board of Directors is designed to impede disruptive and inequitable takeover tactics and allow the incumbent Board of Directors to negotiate in the best interests of all shareholders with a person seeking to gain control of the Company.

  Under New York law, an amendment to the Company's Certificate of Incorporation as contemplated by this proposal must first be approved by the Board of Directors and then submitted to the shareholders for a vote. Therefore, a vote in favor of the proposal is only advisory recommendation to the Board. Further, since Article EIGHTH of the Company's Certificate of Incorporation provides that without the approval of incumbent directors, the Article may not be altered or repealed except by an affirmative vote of 80% of the shares entitled to vote, such a vote would be required to eliminate the classified Board. The proposal itself, however, requires for adoption only an affirmative vote of a majority of the votes cast at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE HOLDERS OF COMMON SHARES VOTE AGAINST APPROVAL OF THE FOREGOING PROPOSAL.

    SHAREHOLDER PROPOSAL RECOMMENDING NON-EMPLOYEE DIRECTORS RECEIVE 50% OF
                COMPENSATION IN THE FORM OF THE COMPANY'S STOCK
                              (PROXY ITEM NO. 5)

  Kenneth Steiner of 14 Stoner Avenue, Suite 2-M, Great Neck, New York 11021, who is the owner of 1,000 Common Shares, has notified the Company that he intends to present at the Annual Meeting the following Proposal:

  "Resolved, that the shareholders recommend that the board of directors take the necessary steps to ensure that from here forward, all non-employee directors should receive a minimum of fifty percent of their total compensation in the form of company stock which cannot be sold for three years."

  This shareholder has submitted the following statement in support of the resolution:

  A significant equity ownership by outside directors is probably the best motivator for facilitating identification with shareholders.

  Traditionally, outside directors, usually selected by management, were routinely compensated with a fixed fee, regardless of corporate performance. In today's competitive global economy, outside directors must exercise a critical oversight of management's performance in furthering corporate profitability. All too often, outside directors oversight has been marked by complacency, cronyism, and inertia.

  Corporate America has too many examples of management squandering company assets on an extended series of strategic errors. Meanwhile, Boards of Directors stood by and passively allowed the ineptitude to continue, well after disaster struck. They fiddled while Rome was burning.

  When compensation is in company stock, there is a greater likelihood that outside directors will be more vigilant in protecting their own, as well as corporate, and shareholder interests.

  What is being recommended in this proposal is neither novel nor untried. A number of corporations have already established versions of such practices, namely, Scott Paper, The Travelers, and Hartford Steam Boiler.

  Robert B. Stobough, Professor of Business Administration at the Harvard Business School, did a series of studies comparing highly successful to poorly performing companies. He found that outside directors in the better performing companies had significantly larger holdings of company stock than outside directors in the mediocre performing companies.

  It can be argued that awarding stock options to outside directors accomplishes the same purpose of insuring director's allegiance to company's profitablility, as paying them exclusively in stock. However, it is our contention that stock options are rewarding on the upside, but offer no penalties on the downside, where shareholders bear the full downside risks. There are few stratagies that are more likely to cement outside directors with shareholder interests and company profitability than one which results in their sharing the same bottom line.

THE COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL

  The Company's non-employee directors own a substantial number of the Company's Common Shares. As shown on page 2 of this Proxy Statement, the Company's non-employee directors beneficially own 120,467 Common Shares and hold currently exercisable options to purchase 41,250 additional Common Shares. Four of the non-employee directors participate in the Company's dividend reinvestment plan and reinvest all dividends paid on their Common Shares in additional Common Shares. The meaningful equity holdings of the Company's non-employee directors in the Company closely align the interest of such directors with those of the other shareholders of the Company, and the problem that this proposal seeks to address does not exist.

  As is quite typical among publicly traded corporations, the Company provides both cash and equity based compensation to its non-employee directors. Under the Company's Stock Option Plan for Non-Employee Directors, approved by the shareholders in 1990, each non-employee director is automatically granted an option to purchase 1,500 Common Shares on July 1 of each year at an exercise price equal to the fair market value of the Common Shares on the date of grant. The Company believes that its compensation program for non-employee directors is both modest and appropriate. The adoption of the proposal would impose an inflexible policy regarding compensation of non-employee directors that could restrict the Company's ability to compete with other companies in attracting and retaining qualified non-employee directors.

  THE BOARD OF DIRECTORS RECOMMEND THAT HOLDERS OF COMMON SHARES VOTE AGAINST APPROVAL OF THE FOREGOING PROPOSAL.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  The Company believes that for the fiscal year ended January 27, 1996, its officers and directors complied with all filing requirements under Section 16(a) of The Securities Exchange Act of 1934.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

  Any shareholder who desires to submit a proposal to be presented for vote of shareholders at the Company's 1997 Annual Meeting must submit the proposal in writing in time to be received by the Secretary of the Company at the Company's principal office by December 27, 1996 for inclusion in the Company's 1997 Proxy Statement and form of proxy relating to the Meeting. To be eligible for inclusion in the Company's 1997 Proxy Statement, the proposal must conform to the requirements of Regulation 14A promulgated under the Securities Exchange Act of 1934. Any shareholder who desires to make a nomination for director to be elected at the 1997 Annual Meeting must submit the nomination in writing to be received by the Secretary of the Company at the Company's principal office by December 27, 1996. Any nominations received by that date will be referred to and considered by the Board of Directors.

                                 OTHER MATTERS

  The foregoing is the only business of which Management is aware will be presented for action at the forthcoming Annual Meeting. If any other matters properly come before the Meeting, the accompanying proxy confers discretionary authority with respect to those matters, and the persons named in the accompanying proxy intend to vote the proxy to that extent in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          WARREN D. WOLFSON
                                          Senior Vice President and Secretary

Dated: April 26, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY                          FAY'S INCORPORATED                       PROXY
             7245 Henry Clay Boulevard, Liverpool, New York 13088

        The undersigned hereby appoints Tarky Lombardi, Jr. and Hyman M. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the Common Shares of Fay's Incorporated held of record by the undersigned on April 5, 1996 at the Annual Meeting of Shareholders to be held on May 24, 1996 or any adjournment(s) thereof.

1. ELECTION OF DIRECTORS
        [_] FOR All nominees listed below for the term set forth in the Proxy
            Statement (except as marked to the contrary below)
        [_] WITHHOLD AUTHORITY to vote for all nominees listed below
   INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

         ROBERT H. ALTMAN        GARY L. MOREAU       DAVID H. PANASCI

2. PROPOSAL to approve the appointment of Deloitte & Touche LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ending February 1, 1997.
        [_] FOR                 [_] AGAINST             [_] ABSTAIN
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3,4, AND 5.

3. SHAREHOLDER PROPOSAL recommending elimination of pension benefits for non-employee directors.
        [_] FOR                 [_] AGAINST             [_] ABSTAIN

4. SHAREHOLDER PROPOSAL requesting elimination of election of directors by classes.
        [_] FOR                 [_] AGAINST             [_] ABSTAIN

5. SHAREHOLDER PROPOSAL recommending non-employee directors receive 50% of compensation in the form of the Company's stock.
        [_] FOR                 [_] AGAINST             [_] ABSTAIN

                  (continued and to be signed on other side)

                          (continued from other side)

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

        This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted for the election of directors, for Proposal 2 and against Proposal 3, 4, and 5.


                                            Dated: _______________________, 1996

                                            ____________________________________
                                                          Signature

                                            ____________________________________
                                                   Signature if Held Jointly

                                           Please sign exactly as name appears
                                           herein. When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please sign in full corporate name by
                                           duly authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.